TRUEBLUE REPORTS SECOND QUARTER 2025 RESULTS

TACOMA, WASH. - Aug. 4, 2025 -- TrueBlue (NYSE:TBI) today announced its second quarter results for 2025.

Second Quarter 2025 Financial Highlights

•Revenue of $396 million, flat compared to the prior year period
◦$16 million of revenue from the January HSP acquisition
•Net loss of $0 million compared to net loss of $105 million in the prior year period
◦Prior year included $100 million in non-cash impairment and tax valuation charges
◦SG&A expense improved 7 percent to $90 million compared to $97 million in the prior year period
◦Adjusted EBITDA1 increased to $3 million compared to $1 million in the prior year period
•Cash of $22 million, debt of $54 million and $79 million of borrowing availability, for total liquidity of $101 million at period end
◦Reduced debt by $4 million and increased working capital by $14 million during the quarter

Commentary

“We are encouraged to see positive momentum with double-digit growth for our skilled businesses, overall signs of stabilization and a return to company-wide growth expected in the third quarter,” said Taryn Owen, President and CEO of TrueBlue. “As customers navigate today’s complex business landscape, our teams are focused on retaining and expanding existing relationships, winning new business, and delivering flexible, high-quality solutions tailored to our clients’ changing needs.”

Ms. Owen continued, “We continue to support our clients with excellent service, and advance our strategic priorities to capture market share, enhance operational efficiency, and maximize our long-term profitability. We are strengthening our position in skilled trades while building momentum in attractive markets like healthcare and energy, in addition to higher-value, professional roles. We are strategically investing in our innovative, proprietary technologies to address evolving user needs, while leveraging inherent strengths that drive competitive advantage and deliver long-term, profitable growth for shareholders. We are energized by the opportunities ahead as we maintain our strategic focus and unwavering commitment to deliver top-line growth and margin expansion.”

Results

Second quarter revenue was $396 million, flat compared to revenue of $396 million in the second quarter of 2024. Net loss per diluted share was $0.01 compared to net loss per diluted share of $3.45 in the prior year period. Adjusted net loss1 per diluted share was $0.07 compared to adjusted net loss per diluted share of $0.35 in the prior year period.

2025 Outlook

TrueBlue is providing certain forward-looking information to help investors form their estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss second quarter 2025 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Monday, Aug. 4, 2025.

The quarterly earnings presentation and webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is transforming the way organizations connect with talent in an ever-changing world of work. As The People Company®, we put people first – connecting job seekers with meaningful opportunities while delivering smart, scalable workforce solutions for enterprises across industries and worldwide. Powered by innovative technology and decades of expertise, our brands – PeopleReady, PeopleScout, Staff Management |

SMX, Centerline, SIMOS, and Healthcare Staffing Professionals – offer flexible staffing, workforce management, and recruitment solutions that propel businesses and careers. Discover how we’re shaping the future of work at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) factors relating to any unsolicited offer (“Offer”) to purchase the shares of the Company, actions taken by the Company or its stockholders in respect to such an Offer, and the effects of such an Offer, or the completion or failure to complete an Offer on the Company’s business, or other developments involving such an Offer and the activist shareholders or others who disagree with the composition of the board, our strategy, or the way the Company is managed; (3) our ability to maintain profit margins, (4) our ability to attract and retain clients, (5) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (6) our ability to successfully execute on business strategies and further digitalize our business model, (7) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (10) our ability to successfully integrate acquired businesses, and (11) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact

Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 weeks ended		26 weeks ended
(in thousands, except per share data)	Jun 29, 2025	Jun 30, 2024	Jun 29, 2025	Jun 30, 2024
Revenue from services	$396,299	$396,230	$766,553	$799,083
Cost of services	302,735	291,807	586,647	595,274
Gross profit	93,564	104,423	179,906	203,809
Selling, general and administrative expense	89,798	97,018	184,419	203,955
Depreciation and amortization	6,507	7,691	12,351	15,649
Goodwill and intangible asset impairment charge	200	59,674	200	59,674
Loss from operations	(2,941)	(59,960)	(17,064)	(75,469)
Interest and other income (expense), net	2,903	1,741	3,096	3,340
Loss before tax expense	(38)	(58,219)	(13,968)	(72,129)
Income tax expense	122	46,491	540	34,279
Net loss	$(160)	$(104,710)	$(14,508)	$(106,408)

Net loss per common share:
Basic	$(0.01)	$(3.45)	$(0.49)	$(3.46)
Diluted	$(0.01)	$(3.45)	$(0.49)	$(3.46)

Weighted average shares outstanding:
Basic	29,856	30,349	29,777	30,725
Diluted	29,856	30,349	29,777	30,725

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jun 29, 2025	Dec 29, 2024
ASSETS
Cash and cash equivalents	$21,899	$22,536
Accounts receivable, net	225,744	214,704
Other current assets	39,211	39,853
Total current assets	286,854	277,093
Property and equipment, net	85,143	89,602
Restricted cash, cash equivalents and investments	154,054	179,916
Goodwill and intangible assets, net	61,979	30,406
Other assets, net	84,754	98,359
Total assets	$672,784	$675,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$37,085	$45,599
Accrued wages and benefits	60,942	61,380
Current portion of workers’ compensation claims reserve	28,296	34,729
Other current liabilities	21,733	18,417
Total current liabilities	148,056	160,125
Workers’ compensation claims reserve, less current portion	81,156	105,063
Long-term debt, less current portion	53,800	7,600
Other long-term liabilities	84,580	87,229
Total liabilities	367,592	360,017
Shareholders’ equity	305,192	315,359
Total liabilities and shareholders’ equity	$672,784	$675,376

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 weeks ended
(in thousands)	Jun 29, 2025	Jun 30, 2024
Cash flows from operating activities:
Net loss	$(14,508)	$(106,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of services)	14,312	15,649
Goodwill and intangible asset impairment charge	200	59,674
Provision for credit losses	435	630
Stock-based compensation	4,421	4,844
Deferred income taxes	(113)	33,997
Non-cash lease expense	5,524	6,200
Other operating activities	(1,438)	(3,118)
Changes in operating assets and liabilities:
Accounts receivable	2,260	21,061
Income taxes receivable and payable	279	430
Other assets	8,592	8,246
Accounts payable and other accrued expenses	(10,199)	(18,849)
Accrued wages and benefits	(10,808)	(14,753)
Workers’ compensation claims reserve	(30,340)	(18,537)
Operating lease liabilities	(5,688)	(6,139)
Other liabilities	3,162	1,011
Net cash used in operating activities	(33,909)	(16,062)
Cash flows from investing activities:
Capital expenditures	(8,936)	(13,279)
Acquisition of business, net of cash acquired	(30,140)	—
Proceeds from business divestiture, net	—	2,928
Payments for company-owned life insurance	—	(4,000)
Purchases of restricted held-to-maturity investments	—	(10,180)
Maturities of restricted held-to-maturity investments	19,285	19,220
Net cash used in investing activities	(19,791)	(5,311)
Cash flows from financing activities:
Purchases and retirement of common stock	—	(16,986)
Net proceeds from employee stock purchase plans	256	417
Common stock repurchases for taxes upon vesting of restricted stock	(942)	(2,143)
Net change in revolving credit facility	46,200	—
Other	(396)	(1,807)
Net cash provided by (used in) financing activities	45,118	(20,519)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(70)	(557)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(8,652)	(42,449)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	61,100	99,306
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$52,448	$56,857

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 29, 2025	Jun 30, 2024
Revenue from services:
PeopleReady	$213,226	$223,409
PeopleManagement	133,895	131,751
PeopleSolutions (1)	49,178	41,070
Total company	$396,299	$396,230

Segment profit (2):
PeopleReady	$1,530	$394
PeopleManagement	4,101	3,395
PeopleSolutions	2,534	3,430
Total segment profit	8,165	7,219
Corporate unallocated expense	(5,520)	(6,150)
Total company Adjusted EBITDA (3)	2,645	1,069
Third-party processing fees for hiring tax credits (4)	60	(90)
Amortization of software as a service assets (5)	(1,036)	(1,452)
Acquisition/integration costs	(153)	—
Goodwill and intangible asset impairment charge	(200)	(59,674)
Workforce reduction costs (6)	(3,445)	(1,500)
PeopleReady technology upgrade costs (7)	—	(39)
COVID-19 government subsidies, net (8)	8,573	9,696
Other adjustments, net (9)	(1,883)	(279)
EBITDA (2)	4,561	(52,269)
Depreciation and amortization (10)	(7,502)	(7,691)
Interest and other income (expense), net	2,903	1,741
Loss before tax expense	(38)	(58,219)
Income tax expense	(122)	(46,491)
Net loss	$(160)	$(104,710)

(1)PeopleSolutions segment includes previously reported PeopleScout segment as well as Healthcare Staffing Professionals Inc. acquired on January 31, 2025.
(2)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit (loss) excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(3)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.
(6)Workforce reduction costs of $3.4 million for the 13 weeks ended June 29, 2025 were reported as $0.1 million in cost of services and $3.3 million in selling, general and administrative expense. Workforce reduction costs of $1.5 million for the 13 weeks ended June 30, 2024 were reported as $0.2 million in cost of services and $1.3 million in selling, general and administrative expense.
(7)Costs associated with upgrading legacy PeopleReady technology.
(8)COVID-19 government subsidies net of related fees. $3.2 million reported in cost of services and $5.4 million in selling, general and administrative expense for the 13 weeks ended June 29, 2025. For the 13 weeks ended June 30, 2024, $2.9 million reported in cost of services and $6.8 million in selling, general and administrative.
(9)Other adjustments for the 13 weeks ended June 29, 2025 include non-routine professional fees and other expenses.
(10)Includes software depreciation reported in cost of services.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net loss and Adjusted net loss per diluted share
Net loss and net loss per diluted share, excluding:
–amortization of intangibles,
–acquisition/integration costs,
–goodwill and intangible asset impairment charge,
–workforce reduction costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net,
–other adjustments, net, and
–tax effect of the adjustments and deferred tax asset valuation allowance.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net loss:
–income tax expense,
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–goodwill and intangible asset impairment charge,
–workforce reduction costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–acquisition/integration costs,
–workforce reduction costs,
–PeopleReady technology upgrade costs,
–COVID-19 government subsidies, net, and
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE
(Unaudited)

	13 weeks ended
(in thousands, except for per share data)	Jun 29, 2025	Jun 30, 2024
Net loss	$(160)	$(104,710)
Amortization of intangible assets	885	1,369
Acquisition/integration costs	153	—
Goodwill and intangible asset impairment charge	200	59,674
Workforce reduction costs (1)	3,445	1,500
PeopleReady technology upgrade costs (2)	—	39
COVID-19 government subsidies, net (3)	(8,573)	(9,696)
Other adjustments, net (4)	1,883	279
Tax effect of adjustments and deferred tax asset valuation allowance (5)	—	40,855
Adjusted net loss	$(2,167)	$(10,690)

Adjusted net loss per diluted share	$(0.07)	$(0.35)

Diluted weighted average shares outstanding	29,856	30,349

Margin / % of revenue:
Net loss	—%	(26.4)%
Adjusted net income (loss)	(0.5)%	(2.7)%
2.RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	13 weeks ended
(in thousands)	Jun 29, 2025	Jun 30, 2024
Net loss	$(160)	$(104,710)
Income tax expense	122	46,491
Interest and other (income) expense, net	(2,903)	(1,741)
Depreciation and amortization (6)	7,502	7,691
EBITDA	4,561	(52,269)
Third-party processing fees for hiring tax credits (7)	(60)	90
Amortization of software as a service assets (8)	1,036	1,452
Acquisition/integration costs	153	—
Goodwill and intangible asset impairment charge	200	59,674
Workforce reduction costs (1)	3,445	1,500
PeopleReady technology upgrade costs (2)	—	39
COVID-19 government subsidies, net (3)	(8,573)	(9,696)
Other adjustments, net (4)	1,883	279
Adjusted EBITDA	$2,645	$1,069

Margin / % of revenue:
Net loss	—%	(26.4)%
Adjusted EBITDA	0.7%	0.3%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	13 weeks ended
(in thousands)	Jun 29, 2025	Jun 30, 2024
Selling, general and administrative expense	$89,798	$97,018
Third-party processing fees for hiring tax credits (7)	60	(90)
Amortization of software as a service assets (8)	(1,036)	(1,452)
Acquisition/integration costs	(153)	—
Workforce reduction costs (1)	(3,311)	(1,329)
PeopleReady technology upgrade costs (2)	—	(39)
COVID-19 government subsidies, net (3)	5,378	6,803
Other adjustments, net (4)	(1,883)	(279)
Adjusted SG&A expense	$88,853	$100,632

% of revenue:
Selling, general and administrative expense	22.7%	24.5%
Adjusted SG&A expense	22.4%	25.4%
(1)Workforce reduction costs of $3.4 million for the 13 weeks ended June 29, 2025 were reported as $0.1 million in cost of services and $3.3 million in selling, general and administrative expense. Workforce reduction costs of $1.5 million for the 13 weeks ended June 30, 2024 were reported as $0.2 million in cost of services and $1.3 million in selling, general and administrative expense.
(2)Costs associated with upgrading legacy PeopleReady technology.
(3)COVID-19 government subsidies net of related fees. $3.2 million reported in cost of services and $5.4 million in selling, general and administrative expense for the 13 weeks ended June 29, 2025. For the 13 weeks ended June 30, 2024, $2.9 million reported in cost of services and $6.8 million in selling, general and administrative.
(4)Other adjustments for the 13 weeks ended June 29, 2025 include non-routine professional fees and other expenses.
(5)The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. For the 13 weeks ended June 30, 2024, the tax effect also included a valuation allowance of $55 million recorded against our deferred tax assets. For the 13 weeks ended June 29, 2025, there was no tax effect associated with the adjustments due to the valuation allowance recorded against our deferred tax assets.
(6)Includes software depreciation reported in cost of services.
(7)These third-party processing fees are associated with generating hiring tax credits.
(8)Amortization of software as a service assets is reported in selling, general and administrative expense.